EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY TELEPHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date your Proxy Card and return it in the postage-paid envelope

VIRTUAL MEETING

at the following Website

www.meetingcenter.io/204475495

on August 21, 2020 at 10:00 a.m.

Eastern Time

To Participate in the Virtual Meeting,

enter the 14-digit control number from

the shaded box on this card

The Password for this meeting is

BQH2020.

Please detach at perforation before mailing.

PROXY CARD	BLACKROCK NEW YORK MUNICIPAL BOND TRUST SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 21, 2020 PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

COMMON SHARES

The undersigned hereby appoints Jay M. Fife and Paul Mickle, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all of the common shares of BlackRock New York Municipal Bond Trust that the undersigned is entitled to vote at the Special Meeting of Shareholders of BlackRock New York Municipal Bond Trust, to be held on August 21, 2020, at 10:00 a.m. Eastern Time, or at any adjournments, postponements or delays thereof. Because of our concerns regarding the coronavirus disease (COVID-19) pandemic, the Special Meeting will be held in a virtual meeting format only, at the following Website: www.meetingcenter.io/204475495. To attend and participate in the virtual Special Meeting Shareholders enter the 14-digit control number from the shaded box on this card. The Password for this meeting is BQH2020. The validity of this proxy is governed by Delaware law. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Special Meeting of Shareholders.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO THE PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE PROPOSED MERGER AGREEMENT.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS OR DELAYS THEREOF.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

BQH_31364_062320

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders to be held on August 21, 2020.

The Proxy Statement/Prospectus for this meeting is available at: https://www.proxy-direct.com/blk-31364

Please detach at perforation before mailing.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

A	Proposal THE BOARD OF TRUSTEES RECOMMENDS VOTING “FOR” THE PROPOSAL:

	FOR	AGAINST	ABSTAIN

1A. The common shareholders and preferred shareholders of BlackRock New York Municipal Bond Trust (the “Target Fund”), are being asked to vote as a single class on a proposal to approve an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Target Fund will merge with and into a Massachusetts limited liability company and a wholly-owned subsidiary of BlackRock New York Municipal Opportunities Fund (the “Acquiring Fund”), a series of BlackRock Multi-State Municipal Series Trust, with the Target Fund’s common shares being converted into newly issued Investor A shares of the Acquiring Fund.

	☐	☐	☐

2. To transact such other business as may properly come before the Special Meeting

B	Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below

Note:

Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
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Scanner bar code

∎	xxxxxxxxxxxxxx	BQH1 31364	M	xxxxxxxx	+